Exhibit 99.1
INDEPENDENT AUDITORS’ REPORT
To the Board of Directors of Valero Energy Corporation:
We have audited the accompanying balance sheets of the Krotz Springs Refining Business as of December 31, 2007 and 2006, and the related statements of income, changes in net parent investment, and cash flows for each of the years in the three-year period ended December 31, 2007. These financial statements are the responsibility of the management of the Krotz Springs Refining Business. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Krotz Springs Refining Business’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Krotz Springs Refining Business as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.
/s/ KPMG LLP
San Antonio, Texas
March 31, 2008

KROTZ SPRINGS REFINING BUSINESS
BALANCE SHEETS
(in thousands)

	December 31,
	2007	2006
ASSETS
Current assets:
Cash	$13	$11
Accounts receivable	70	517
Inventories	48,751	43,171
Deferred income taxes	34,209	17,936
Prepaid expenses	—	25

Total current assets	83,043	61,660

Property, plant and equipment, at cost	181,319	173,967
Accumulated depreciation	(38,474)	(32,345)

Property, plant and equipment, net	142,845	141,622

Deferred charges and other assets, net	3,264	4,170

Total assets	$229,152	$207,452

LIABILITIES AND NET PARENT INVESTMENT

Current liabilities:
Accounts payable	$9,214	$7,431
Accrued expenses	1,130	1,133
Taxes other than income taxes	352	185
Income taxes payable	3,056	4,345

Total current liabilities	13,752	13,094

Deferred income taxes	28,649	24,306

Other long-term liabilities	231	442

Commitments and contingencies
Net parent investment	186,520	169,610

Total liabilities and net parent investment	$229,152	$207,452

See accompanying notes to the financial statements.

KROTZ SPRINGS REFINING BUSINESS
STATEMENTS OF INCOME
(in thousands)

	Year Ended December 31,
	2007	2006	2005
Operating revenues	$2,293,486	$2,450,200	$2,043,651

Costs and expenses:
Cost of sales	2,143,920	2,245,070	1,793,499
Operating expenses	84,388	72,754	64,937
General and administrative expenses	4,632	4,921	4,935
Depreciation and amortization expense	9,677	8,259	6,879

Total costs and expenses	2,242,617	2,331,004	1,870,250

Operating income	50,869	119,196	173,401

Other income, net	1	34	93

Income before income tax expense	50,870	119,230	173,494
Income tax expense	17,276	43,510	65,159

Net income	$33,594	$75,720	$108,335

See accompanying notes to the financial statements.

KROTZ SPRINGS REFINING BUSINESS
STATEMENTS OF CHANGES IN NET PARENT INVESTMENT
(in thousands)

Balance as of January 1, 2005	$118,249
Net income	108,335
Net cash repayments to parent	(96,851)

Balance as of December 31, 2005	129,733
Net income	75,720
Net cash repayments to parent	(35,843)

Balance as of December 31, 2006	169,610
Net income	33,594
Net cash repayments to parent	(16,684)

Balance as of December 31, 2007	$186,520

See accompanying notes to the financial statements.

KROTZ SPRINGS REFINING BUSINESS
STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2007	2006	2005
Cash flows from operating activities:
Net income	$33,594	$75,720	$108,335
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	9,677	8,259	6,879
Deferred income tax expense (benefit)	(11,930)	2,375	(4,265)
Changes in current assets and current liabilities	(4,452)	(9,056)	19,233
Changes in deferred charges and other, net	(211)	426	224

Net cash provided by operating activities	26,678	77,724	130,406

Cash flows from investing activities:
Capital expenditures	(9,001)	(38,106)	(32,599)
Deferred turnarounds and catalyst costs	(995)	(3,773)	(822)
Other investing activities, net	4	3	(139)

Net cash used in investing activities	(9,992)	(41,876)	(33,560)

Cash flows from financing activities:
Net cash repayments to parent	(16,684)	(35,843)	(96,851)

Net cash used in financing activities	(16,684)	(35,843)	(96,851)

Net increase (decrease) in cash	2	5	(5)
Cash at beginning of period	11	6	11

Cash at end of period	$13	$11	$6

See accompanying notes to the financial statements.

KROTZ SPRINGS REFINING BUSINESS
NOTES TO FINANCIAL STATEMENTS
1. BUSINESS DESCRIPTION
The Krotz Spring Refining Business (the Business) includes the operations of the Krotz Springs Refinery and related assets. The Krotz Springs Refinery, which is located between Baton Rouge and Lafayette, Louisiana on the Atchafalaya River, has a total throughput capacity, including crude oil and other feedstocks, of approximately 85,000 barrels per day. The refinery’s main processing facilities include a crude unit, a fluid catalytic cracking unit, a catalytic reformer unit, a polymerization unit, and an isomerization unit. The refinery processes primarily light sweet crude oils. Almost all of its production is light products, including regular and premium gasoline and diesel and other distillates. Crude oil is supplied to the refinery by either pipeline or barge. The refinery’s location provides access to upriver markets on the Mississippi River, and its docking facilities along the Atchafalaya River are sufficiently deep to allow barge access. The refinery also uses the Colonial Pipeline to transport products to markets in the southeastern and northeastern United States.
The Krotz Springs Refinery was acquired by Valero Energy Corporation (Valero) through its acquisition of Basis Petroleum, Inc., a wholly owned subsidiary of Salomon Inc, in May 1997. References to Valero or Parent herein may refer to Valero Energy Corporation or one or more of its direct or indirect subsidiaries that are not included in the financial statements of the Business, as the context requires.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
These financial statements have been prepared in accordance with applicable United States generally accepted accounting principles (GAAP). The financial statements reflect Valero’s historical cost basis in the Business.
The financial statements include allocations and estimates of general and administrative costs of Valero that are attributable to the operations of the Business. The Business sells its refined products to and purchases its crude oil and other feedstocks from affiliates of Valero. Sales of refined products from the Business to Valero are recorded at intercompany transfer prices which are market prices adjusted by quality, location, and other differentials on the date of the sale, and purchases of feedstock by the Business from Valero are recorded at the cost paid to third parties by Valero. Management believes that the assumptions, estimates, and allocations used to prepare these financial statements are reasonable. However, the amounts reflected in these financial statements may not necessarily be indicative of the revenues, costs, and expenses that would have resulted if the Business had been operated as a separate entity.
The Business’ results of operations may be affected by seasonal factors, such as the demand for petroleum products, which vary during the year, or industry factors that may be specific to a particular period, such as industry supply capacity and refinery turnarounds. In addition, the Business’ results of operations are dependent on Valero’s feedstock acquisition and refined product marketing activities.
Use of Estimates
The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. On an ongoing basis, management reviews its estimates based on currently available information. Changes in facts and circumstances may result in revised estimates.
Inventories
Inventories represent inventories located at the refinery, and consist of refinery feedstocks purchased for processing, refined products, and materials and supplies. Inventories are carried at the lower of cost or market. The cost of refinery feedstocks purchased for processing and refined products are determined under the last-in, first-out (LIFO) method using the dollar-value LIFO method, with any increments valued based on average purchase prices during the year. The cost of materials and supplies is determined under the weighted-average cost method.
Effective January 1, 2006, the Business adopted the provisions of Financial Accounting Standards Board (FASB) Statement No. 151, “Inventory Costs,” which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material and requires that those items be recognized as current-period charges.

KROTZ SPRINGS REFINING BUSINESS
NOTES TO FINANCIAL STATEMENTS (Continued)
Statement No. 151 also requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The adoption of Statement No. 151 did not affect the Business’ financial position or results of operations.
Property, Plant and Equipment
Property, plant and equipment is stated at cost. Additions to property, plant and equipment, including capitalized interest and certain costs allocable to construction and property purchases, are recorded at cost.
The costs of minor property units (or components of property units), net of salvage value, retired or abandoned are charged or credited to accumulated depreciation under the composite method of depreciation. Gains or losses on sales or other dispositions of major units of property are recorded in income and are reported in “depreciation and amortization expense” in the statements of income.
Depreciation of property, plant and equipment is recorded on a straight-line basis over the estimated useful lives of the related facilities primarily using the composite method of depreciation. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the related asset.
Deferred Charges and Other Assets
Deferred charges and other assets consist of the following:
•	refinery turnaround costs, which are incurred in connection with planned major maintenance activities at the Krotz Springs Refinery and which are deferred when incurred and amortized on a straight-line basis over the period of time estimated to lapse until the next turnaround occurs, and

•	fixed-bed catalyst costs, representing the cost of catalyst that is changed out at periodic intervals when the quality of the catalyst has deteriorated beyond its prescribed function, which are deferred when incurred and amortized on a straight-line basis over the estimated useful life of the specific catalyst.
Impairment and Disposal of Long-Lived Assets
Long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. A long-lived asset is not recoverable if its carrying amount exceeds the sum of the undiscounted cash flows expected to result from its use and eventual disposition. If a long-lived asset is not recoverable, an impairment loss is recognized in an amount by which its carrying amount exceeds its fair value, with fair value determined based on discounted estimated net cash flows. The Business believes that the carrying amounts of its long-lived assets as of December 31, 2007 and 2006 are recoverable.
Taxes Other than Income Taxes
Taxes other than income taxes include primarily liabilities for use, franchise, and payroll taxes.
Income Taxes
Income taxes are accounted for under the asset and liability method. Under this method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred amounts are measured using enacted tax rates expected to apply to taxable income in the year those temporary differences are expected to be recovered or settled. The Business pays the Parent the amount of its current federal tax liability as determined under a tax-sharing arrangement with the Parent; the accrual and payment of the current federal tax liability is recorded in net parent investment in the financial statements in the year incurred. The current state tax liability of the Business is reflected in “income taxes payable” in the balance sheets with payment to the government reflected in the year subsequent to the incurrence of the expense.
Historically, the Business’ results of operations have been included in the consolidated federal income tax return filed by Valero and have been included in state income tax returns of subsidiaries of Valero. The income tax provision in the statements of income represents the current and deferred income taxes that would have resulted if the Business were a stand-alone taxable entity filing its own income tax returns. Accordingly, the calculations of the

KROTZ SPRINGS REFINING BUSINESS
NOTES TO FINANCIAL STATEMENTS (Continued)
current and deferred income tax provision necessarily require certain assumptions, allocations, and estimates that management believes are reasonable to reflect the tax reporting for the Business as a stand-alone taxpayer.
In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes,” by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. If a tax position is more likely than not to be sustained upon examination, then an enterprise would be required to recognize in its financial statements the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. The adoption of FIN 48 effective January 1, 2007 has not had any effect on the Business’ financial position or results of operation.
The Business has elected to classify any interest expense and penalties related to the underpayment of income taxes in “income tax expense” in the statements of income.
Asset Retirement Obligation
The Business has asset retirement obligations with respect to certain of its refinery assets due to various legal obligations to clean and/or dispose of various component parts at the time they are retired. However, these component parts can be used for extended and indeterminate periods of time as long as they are properly maintained and/or upgraded. It is the Business’ practice and current intent to maintain its refinery assets and continue making improvements to those assets based on technological advances. As a result, management believes that its refinery assets have an indeterminate life for purposes of estimating asset retirement obligations because dates or ranges of dates upon which such refinery assets would be retired cannot be reasonably estimated at this time. When a date or range of dates can be reasonably estimated for the retirement of any component part of the refinery, an estimate of the cost of performing the retirement activities will be determined and a liability will be recorded for the fair value of that cost using established present value techniques.
Environmental Matters
Liabilities for future remediation costs are recorded when environmental assessments and/or remedial efforts are probable and the costs can be reasonably estimated. Other than for assessments, the timing and magnitude of these accruals generally are based on the completion of investigations or other studies or a commitment to a formal plan of action. Environmental liabilities are based on best estimates of probable undiscounted future costs over a 20-year time period using currently available technology and applying current regulations, as well as the Business’ own internal environmental policies. Amounts recorded for environmental liabilities are not reduced by possible recoveries from third parties. “Other long-term liabilities” reflected in the balance sheets represents environmental liabilities of the Business as of December 31, 2007 and 2006.
Net Parent Investment
The net parent investment represents a net balance reflecting the Parent’s initial investment in the Business and subsequent adjustments resulting from the operations of the Business and various transactions between the Business and Valero. The balance is the result of the Business’ participation in the Parent’s centralized cash management program under which all the Business’ cash receipts are remitted to and all cash disbursements are funded by the Parent. Other transactions affecting the net parent investment include general and administrative expenses incurred by Valero and allocated to the Business. There are no terms of settlement or interest charges associated with the net parent investment balance.
Comprehensive Income
The Business has reported no comprehensive income due the absence of items of other comprehensive income in the periods presented.

KROTZ SPRINGS REFINING BUSINESS
NOTES TO FINANCIAL STATEMENTS (Continued)
Revenue Recognition
Revenues are recorded by the Business upon delivery of the refined products to its customers, which is the point at which title to the products is transferred, and when payment has either been received or collection is reasonably assured. For the years ended December 31, 2007, 2006, and 2005, all of the refined products produced by the Business were sold to Valero.
Cost of Sales
Cost of sales includes the cost of feedstock acquired for processing by the Business, including transportation costs to deliver the feedstock to the refinery.
Operating Expenses
Operating expenses consist primarily of labor costs of refinery personnel, maintenance, fuel and power costs, and catalyst. Such expenses are recognized as incurred.
Stock-Based Compensation
As discussed below in Note 10, employees of the Business participate in various employee benefit plans of the Parent, including certain stock-based compensation plans. Through December 31, 2005, Valero accounted for its employee stock compensation plans using the intrinsic value method of accounting set forth in APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations as permitted by FASB Statement No. 123, “Accounting for Stock-Based Compensation” (Statement No. 123). Because Valero accounted for its employee stock compensation plans using the intrinsic value method, compensation cost related to stock option grants was not recognized in the Business’ statements of income as all options granted had an exercise price equal to the market value of the underlying common stock on the date of grant. Had compensation cost for stock option grants been determined based on the grant-date fair value of the awards consistent with the alternative method set forth in Statement No. 123, the Business would have recognized $0.5 million of stock option expense for the year ended December 31, 2005, which would have resulted in 2005 pro forma net income of $108.0 million for the Business.
Effective January 1, 2006, Valero adopted Statement No. 123 (revised 2004), “Share-Based Payment” (Statement No. 123R), which requires the expensing of the fair value of stock options. The impact on the Business of the adoption of Statement No. 123R depends on the levels of share-based incentive awards granted to employees of the Business. The stock option expense recognized by the Business in 2006 and 2007 subsequent to the adoption of Statement No. 123R is reflected in Note 10.
Segment Disclosures
The Business operates in only one segment, the refining segment of the oil and gas industry.
Financial Instruments
The Business’ financial instruments include cash, receivables, and payables. The estimated fair values of these financial instruments approximate their carrying amounts as reflected in the balance sheets.
New Accounting Pronouncements
FASB Statement No. 157
In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements.” Statement No. 157 defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measures. Statement No. 157 is effective for fiscal years beginning after November 15, 2007, with early adoption encouraged. The provisions of Statement No. 157 are to be applied on a prospective basis, with the exception of certain financial instruments for which retrospective application is required. FASB Staff Position No. FAS 157-2 (FSP 157-2), issued in February 2008, delayed the effective date of Statement No. 157 for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until fiscal years beginning after November 15, 2008. The Business has adopted

KROTZ SPRINGS REFINING BUSINESS
NOTES TO FINANCIAL STATEMENTS (Continued)
Statement No. 157 effective January 1, 2008, with the exceptions allowed under FSP 157-2, the adoption of which has not affected its financial position or results of operations.
FASB Statement No. 159
In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” Statement No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. Statement No. 159 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted provided the entity also elects to apply the provisions of Statement No. 157. The adoption of Statement No. 159 effective January 1, 2008 has not affected the Business’ financial position or results of operations.
3. INVENTORIES
Inventories consisted of the following (in thousands):

	December 31,
	2007	2006
Refinery feedstocks	$14,711	$11,526
Refined products and blendstocks	31,959	29,765
Materials and supplies	2,081	1,880

Inventories	$48,751	$43,171

Refinery feedstock and refined product and blendstock inventory volumes totaled 1.4 million barrels and 1.4 million barrels as of December 31, 2007 and 2006, respectively. There were no substantial liquidations of LIFO inventory layers for the years ended December 31, 2007, 2006, and 2005.
As of December 31, 2007 and 2006, the replacement costs (market value) of LIFO inventories exceeded their LIFO carrying amounts by approximately $111.6 million and $50.1 million, respectively.
4. PROPERTY, PLANT AND EQUIPMENT
Major classes of property, plant and equipment consisted of the following (in thousands):

	Estimated	December 31,
	Useful Lives	2007	2006
Land		$3,102	$3,102
Crude oil processing facilities	25 years	143,165	142,585
Buildings	39 — 44 years	7,567	7,553
Precious metals		3,062	3,313
Other	1 — 39 years	12,615	13,454
Construction in progress		11,808	3,960

Property, plant and equipment, at cost		181,319	173,967
Accumulated depreciation		(38,474)	(32,345)

Property, plant and equipment, net		$142,845	$141,622

5. DEFERRED CHARGES AND OTHER ASSETS
Deferred charges and other assets consisted of the following (in thousands):

	December 31,
	2007	2006
Deferred refinery turnaround costs, net of accumulated amortization	$2,792	$3,569
Deferred catalyst costs, net of accumulated amortization	472	601

Deferred charges and other assets, net	$3,264	$4,170

KROTZ SPRINGS REFINING BUSINESS
NOTES TO FINANCIAL STATEMENTS (Continued)
6. ACCRUED EXPENSES
Accrued expenses consisted of the following (in thousands):

	December 31,
	2007	2006
Employee wage and benefit costs	$714	$794
Other	416	339

Accrued expenses	$1,130	$1,133

7. STATEMENTS OF CASH FLOWS
In order to determine net cash provided by operating activities, net income is adjusted by, among other things, changes in current assets and current liabilities as follows (in thousands):

	Year Ended December 31,
	2007	2006	2005
Decrease (increase) in current assets:
Accounts receivable	$447	$116	$148
Inventories	(5,580)	340	4,308
Prepaid expenses	25	21	10
Increase (decrease) in current liabilities:
Accounts payable	1,781	(3,630)	5,538
Accrued expenses	(3)	230	(592)
Taxes other than income taxes	167	(90)	275
Income taxes payable	(1,289)	(6,043)	9,546

Changes in current assets and current liabilities	$(4,452)	$(9,056)	$19,233

The above changes in current assets and current liabilities differ from changes between amounts reflected in the applicable balance sheets for the respective periods since the amounts shown above exclude changes in cash and deferred income taxes, and previously accrued capital investments are reflected in investing activities in the statements of cash flows.
Cash flows related to interest and income taxes were as follows (in thousands):

	Year Ended December 31,
	2007	2006	2005
Income taxes paid, net of tax refunds received	$30,495	$47,178	$59,878
Interest paid (net of amount capitalized)	—	—	—
8. INCOME TAXES
The amounts presented below relate only to the Business and were calculated as if the Business filed separate federal and state income tax returns. The Business had no unrecognized tax benefits as of January 1, 2007 and December 31, 2007.
Components of income tax expense (benefit) were as follows (in thousands):

	Year Ended December 31,
	2007	2006	2005
Current:
Federal	$26,150	$36,790	$59,036
State	3,056	4,345	10,388

Total current	29,206	41,135	69,424

Deferred:
Federal	(10,677)	2,268	(3,619)
State	(1,253)	107	(646)

Total deferred	(11,930)	2,375	(4,265)

Income tax expense	$17,276	$43,510	$65,159

KROTZ SPRINGS REFINING BUSINESS
NOTES TO FINANCIAL STATEMENTS (Continued)
The following is a reconciliation of total income tax expense to income taxes computed by applying the statutory federal income tax rate (35% for all periods presented) to income before income tax expense (in thousands):

	Year Ended December 31,
	2007	2006	2005
Federal income tax expense at the U.S. statutory rate	$17,805	$41,730	$60,723
U.S. state income tax expense, net of U.S. federal income tax effect	1,172	2,894	6,332
U.S. manufacturing deduction	(1,706)	(1,118)	(1,903)
Other, net	5	4	7

Income tax expense	$17,276	$43,510	$65,159

The tax effects of significant temporary differences representing deferred income tax assets and liabilities were as follows (in thousands):

	December 31,
	2007	2006
Deferred income tax assets:
Inventories	$34,209	$17,936
Other	207	518

Total deferred income tax assets	34,416	18,454

Deferred income tax liabilities:
Property, plant and equipment	(25,395)	(21,119)
Turnarounds	(1,047)	(1,342)
Other	(2,414)	(2,363)

Total deferred income tax liabilities	(28,856)	(24,824)

Net deferred income tax assets (liabilities)	$5,560	$(6,370)

9. RELATED-PARTY TRANSACTIONS
Related-party transactions of the Business include operating revenues received by the Business from its sales of refined products to Valero, the purchase of feedstocks by the Business from Valero, and the allocation of insurance and security costs and certain general and administrative costs from Valero to the Business. Sales of refined products from the Business to Valero are recorded at intercompany transfer prices which are market prices adjusted by quality, location, and other differentials on the date of the sale. Purchases of feedstock by the Business from Valero are recorded at the cost paid to third parties by Valero. General and administrative costs are charged by Valero to the Business based on management’s determination of such costs attributable to the operations of the Business. However, such related-party transactions cannot be presumed to be carried out on an arm’s length basis as the requisite conditions of competitive, free-market dealings may not exist. For purposes of these financial statements, payables and receivables related to transactions between the Business and Valero are included as a component of the net parent investment.
The Business participates in the Parent’s centralized cash management program under which cash receipts and cash disbursements are processed through the Parent’s cash accounts with a corresponding credit or charge to an intercompany account. This intercompany account is included in the net parent investment balance.
As discussed above, during 2007, 2006, and 2005, Valero provided the Business with certain general and administrative services, including the centralized corporate functions of legal, accounting, treasury, environmental, engineering, information technology, and human resources. For these services, Valero charged the Business a portion of its total general and administrative expenses incurred in the United States, with this allocation based on investments in property, operating revenues, and payroll expenses. The general and administrative expenses in the statements of income represent the amount of such costs allocated to the Business for the periods presented. Management believes that the amount of general and administrative expenses allocated to the Business is a reasonable approximation of the costs related to the Business.

KROTZ SPRINGS REFINING BUSINESS
NOTES TO FINANCIAL STATEMENTS (Continued)
The following table summarizes the related-party transactions of the Business (in thousands):

	Year Ended December 31,
	2007	2006	2005
Revenues	$2,293,486	$2,450,200	$2,043,651
Cost of sales	2,142,286	2,243,862	1,792,898
Operating expenses	1,504	1,617	1,887
General and administrative expenses	4,632	4,921	4,935
10. EMPLOYEE BENEFIT PLANS
Employees who work for the Business are included in the various employee benefit plans of the Parent. These plans include qualified, non-contributory defined benefit retirement plans, defined contribution plans, employee and retiree medical, dental, and life insurance plans, incentive plans (i.e., stock options, restricted stock, and bonuses), and other such benefits. For the purposes of these financial statements, the Business is considered to be participating in multi-employer benefit plans of the Parent.
The Business’ allocated share of the Parent’s employee benefit plan expenses, excluding costs related to the incentive plans (which are disclosed separately below), was $6.7 million, $8.0 million, and $6.7 million for the years ended December 31, 2007, 2006, and 2005, respectively. For the incentive plans, the Business was charged with the bonus, stock option, and restricted stock expense directly attributable to its employees. The bonus, stock option, and restricted stock expenses charged to the Business for each period were as set out below (in thousands):

	Year Ended December 31,
	2007	2006	2005
Bonus	$2,488	$1,939	$2,376
Stock options	556	696	—
Restricted stock	251	181	123
Employee benefit plan expenses incurred by the Business are included in operating expenses and general and administrative expenses with the related payroll costs.
11. COMMITMENTS AND CONTINGENCIES
Leases
The Business has long-term operating lease commitments for office equipment, transportation equipment, and various facilities used in the transportation, production, and sale of refinery feedstocks and refined products. In most cases, the Business expects that in the normal course of business, its leases will be renewed or replaced by other leases.
As of December 31, 2007, future minimum rentals for operating leases having initial or remaining noncancelable lease terms in excess of one year were as reflected in the following table (in thousands):

2008	$1,962
2009	1,908
2010	1,882
2011	1,866
2012	1,800
Remainder	7,507

Total minimum rental payments	$16,925

Rental expense for all operating leases was $3.5 million, $3.5 million, and $3.2 million for the years ended December 31, 2007, 2006, and 2005, respectively.
Other Commitments
An affiliate of Valero has an obligation under an arrangement with a pipeline company to transport certain crude oil to the Business. This obligation includes a minimum volume requirement and is based on prices approved by

KROTZ SPRINGS REFINING BUSINESS
NOTES TO FINANCIAL STATEMENTS (Continued)
regulatory authorities. The estimated future purchase obligation related to this arrangement as of December 31, 2007 was $19.9 million and is expected to be paid over the six-year period following December 31, 2007. This purchase obligation is not reflected in the balance sheets of the Business.
Litigation Matters
The Business is a party to claims and legal proceedings arising in the ordinary course of business. Management believes that there is only a remote likelihood that future costs related to known contingent liabilities related to these legal proceedings would have a material adverse impact on the Business’ results of operations or financial position.